GOURMET SYSTEMS, INC.

                                       AND

                             THE OZARK APPLES, INC.











                            ASSET PURCHASE AGREEMENT

                                  April 8, 2005

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
                                TABLE OF CONTENTS
                                                                                                               Page
ARTICLE I PURCHASE AND SALE OF ASSETS..............................................................................2

    SECTION 1.1 PURCHASED ASSETS...................................................................................2
    SECTION 1.2 EXCLUDED ASSETS....................................................................................3

ARTICLE II PURCHASE PRICE OF ASSETS................................................................................3

    SECTION 2.1 PURCHASE PRICE; EARNEST MONEY......................................................................3
    SECTION 2.2 FORM OF PAYMENT....................................................................................4
    SECTION 2.3 ADJUSTMENT OF PURCHASE PRICE.......................................................................4
    SECTION 2.4 OBLIGATIONS ASSUMED BY BUYER.......................................................................4
    SECTION 2.5 OBLIGATIONS SATISFIED BY SELLER....................................................................5
    SECTION 2.6 ALLOCATION OF PURCHASE PRICE.......................................................................5
    SECTION 2.7 TAXES..............................................................................................5

ARTICLE III CLOSING................................................................................................5

    SECTION 3.1 DATE, TIME AND PLACE OF CLOSING....................................................................5
    SECTION 3.2 DELIVERIES BY SELLER AT CLOSING....................................................................5
    SECTION 3.3 DELIVERIES BY BUYER AT CLOSING.....................................................................7
    SECTION 3.4 TRANSFER OF OPERATIONS.............................................................................7
    SECTION 3.5 ASSIGNMENT BY BUYER................................................................................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER................................................................7

    SECTION 4.1 EXISTENCE; OWNERSHIP...............................................................................7
    SECTION 4.2 POWER AND AUTHORITY................................................................................7
    SECTION 4.3 EXECUTION AND DELIVERY PERMITTED...................................................................8
    SECTION 4.4 THE PURCHASED ASSETS...............................................................................8
    SECTION 4.5 BINDING EFFECT.....................................................................................9
    SECTION 4.6 LICENSURE..........................................................................................9
    SECTION 4.7 CONDITION OF PURCHASED ASSETS.....................................................................10
    SECTION 4.8 ABSENCE OF OTHER ASSETS...........................................................................10
    SECTION 4.9 OWNERSHIP OF PURCHASED ASSETS.....................................................................10
    SECTION 4.10 REAL PROPERTY....................................................................................10
    SECTION 4.11 INTENTIONALLY DELETED............................................................................11
    SECTION 4.12 DOCUMENTS SUFFICIENT.............................................................................12
    SECTION 4.13 LITIGATION OR CONDEMNATION.......................................................................12
    SECTION 4.14 TAXES............................................................................................12
    SECTION 4.15 CONTRACTS........................................................................................12
    SECTION 4.16 DISCLOSURE.......................................................................................13
    SECTION 4.17 EMPLOYMENT MATTERS...............................................................................13
    SECTION 4.18 EMPLOYEE BENEFIT PLANS...........................................................................13
    SECTION 4.19 LIABILITIES OF SELLER............................................................................15
    SECTION 4.20 INSURANCE COVERAGE...............................................................................15
    SECTION 4.21 SEVERANCE PAY....................................................................................15
    SECTION 4.22 ENVIRONMENTAL MATTERS............................................................................15

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
    SECTION 4.23 RESTAURANT LOCATIONS.............................................................................17
    SECTION 4.24 ACCURACY OF REPRESENTATIONS AND WARRANTIES.......................................................17
    SECTION 4.25 INTENTIONALLY DELETED............................................................................17
    SECTION 4.26 AFFILIATED TRANSACTIONS..........................................................................17
    SECTION 4.27 SUBSIDIARIES.....................................................................................17
    SECTION 4.28 STATUS OF ADDITIONAL RESTAURANTS.................................................................17
    SECTION 4.29 FINANCIAL STATEMENTS.............................................................................17

ARTICLE V COVENANTS OF SELLER.....................................................................................18

    SECTION 5.1 EMPLOYEE BENEFIT PLANS............................................................................18
    SECTION 5.2 PERFORMANCE OF REAL PROPERTY LEASES AND MATERIAL CONTRACTS........................................18
    SECTION 5.3 TRANSFER OF LICENSES AND PERMITS..................................................................18
    SECTION 5.4 AGREEMENTS RESPECTING EMPLOYEES OF SELLER.........................................................19
    SECTION 5.5 MAINTENANCE OF EXISTENCE..........................................................................19
    SECTION 5.6 CONDUCT OF BUSINESS...............................................................................19
    SECTION 5.7 BROKER'S FEES.....................................................................................20
    SECTION 5.8 ACCESS TO INFORMATION AND PROPERTIES..............................................................20
    SECTION 5.9 INTENTIONALLY DELETED.............................................................................20
    SECTION 5.10 INTENTIONALLY DELETED............................................................................20
    SECTION 5.11 INTENTIONALLY DELETED............................................................................20
    SECTION 5.12 SURVEY AND TITLE REPORT..........................................................................20
    SECTION 5.13 FINANCIAL STATEMENTS.............................................................................21
    SECTION 5.14 NO SECURITIES TRADING............................................................................21
    SECTION 5.15 CHANGE OF NAME...................................................................................21
    SECTION 5.16 COOPERATION......................................................................................22
    SECTION 5.17 RIGHT TO INSPECT.................................................................................22
    SECTION 5.18 DEFICIENCIES--REPAIRS AND REPLACEMENTS...........................................................22
    SECTION 5.19 RESTRICTIVE COVENANTS............................................................................23
    SECTION 5.20 NO SALE NEGOTIATIONS.............................................................................24
    SECTION 5.21 POTENTIAL SITES..................................................................................24
    SECTION 5.22 SALE OR ASSIGNMENT OF POTENTIAL SITES............................................................24
    SECTION 5.23 ADDITIONAL RESTAURANTS; REIMBURSEMENT............................................................24
    SECTION 5.24 DEVELOPMENT ACTIVITIES...........................................................................24

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER................................................................24

    SECTION 6.1 CORPORATE EXISTENCE...............................................................................25
    SECTION 6.2 CORPORATE POWER AND AUTHORITY.....................................................................25
    SECTION 6.3 EXECUTION AND DELIVERY PERMITTED..................................................................25

ARTICLE VII COVENANTS OF BUYER....................................................................................25

    SECTION 7.1 BUYER PERFORMANCE.................................................................................25
    SECTION 7.2 DEVELOPMENT OF ADDITIONAL RESTAURANTS.............................................................25
    SECTION 7.3 POTENTIAL SITES...................................................................................25
    SECTION 7.4 RIGHT TO INSPECT..................................................................................26
    SECTION 7.5 BUYER'S OPTIONS...................................................................................26

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
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
ARTICLE VIII PRORATIONS AND PURCHASE PRICE ADJUSTMENT; CONDITIONS TO CLOSING......................................26

    SECTION 8.1 PRORATIONS AND PURCHASE PRICE ADJUSTMENTS.........................................................26
    SECTION 8.2 INVENTORY ADJUSTMENT AND VACATION CREDIT..........................................................27
    SECTION 8.3 AMOUNTS OWED BUYER; STORE CASH....................................................................27
    SECTION 8.4 BUYER'S CONDITIONS TO CLOSING.....................................................................27
    SECTION 8.5 SELLER'S CONDITIONS TO CLOSING....................................................................29

ARTICLE IX INDEMNIFICATION AGAINST LOSS...........................................................................29

    SECTION 9.1 INDEMNIFICATION BY SELLER AND THE SHAREHOLDERS....................................................29
    SECTION 9.2 INDEMNIFICATION BY BUYER..........................................................................30
    SECTION 9.3 LIMITATIONS.......................................................................................30

ARTICLE X MISCELLANEOUS...........................................................................................30

    SECTION 10.1 NOTICES..........................................................................................30
    SECTION 10.2 APPLICABLE LAW...................................................................................31
    SECTION 10.3 BINDING ON SUCCESSORS; ASSIGNMENT................................................................31
    SECTION 10.4 PAYMENT OF COSTS.................................................................................31
    SECTION 10.5 CLOSING NOT TO PREJUDICE CLAIM FOR DAMAGES.......................................................32
    SECTION 10.6 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND UNDERTAKINGS..............................33
    SECTION 10.7 ADDITIONAL DOCUMENTS.............................................................................33
    SECTION 10.8 TIME IS OF THE ESSENCE...........................................................................33
    SECTION 10.9 INTERPRETATION...................................................................................33
    SECTION 10.10 ENTIRE AGREEMENT................................................................................33
    SECTION 10.11 COUNTERPARTS....................................................................................33
    SECTION 10.12 TERMINATION.....................................................................................33
    SECTION 10.13 PUBLIC ANNOUNCEMENTS............................................................................34
    SECTION 10.14 CONFIDENTIALITY.................................................................................34

                            ASSET PURCHASE AGREEMENT

    THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this day of April, 2005, by and among The Ozark Apples, Inc., a Missouri corporation ("Seller"), Ozark Holdings, Inc., a Missouri corporation ("Holdings"), Gregory R. Walton ("Greg Walton"), Sandra G. Walton ("Sandra Walton") Sandra G. Walton, Voting Trustee under Voting Trust dated June 29, 1992, as amended ("Sandra Walton Trust"), Gregory R. Walton, Trustee under Voting Trust, dated August 12, 2002 f/b/o Sandra G. Walton and Gregory R. Walton (the "Walton Trust"), G. Reid Teaney, Trustee under the Christopher Ryan Walton Irrevocable Trust, dated November 25, 1977 (the "Christopher Walton Trust"), G. Reid Teaney, Trustee under the Megan N. (Walton) Allen Irrevocable Trust, dated November 25, 1977 (the "Megan Allen Trust"), Gregory W. McGhee, Trustee of the Gregory W. McGhee Revocable Trust, dated September 16, 2002 (the "Gregory McGhee Trust"), Gregory McGhee ("McGhee"), Yvonne T. McGhee, Trustee of the Yvonne T. McGhee Revocable Trust, dated September 16, 2002 (the "Yvonne McGhee Trust") and Yvonne T. McGhee ("Yvonne McGhee") (collectively, Holdings, Greg Walton, Sandra Walton, Sandra Walton Trust, the Walton Trust, the Christopher Walton Trust, the Megan Allen Trust, the Gregory McGhee Trust, McGhee, the Yvonne McGhee Trust and Yvonne McGhee shall be referred to herein as the "Shareholders") and Gourmet Systems, Inc., a Missouri corporation (the "Buyer").

                                    RECITALS

    WHEREAS, Seller owns various items of personal property and interests in real property (i) used in the operation of eleven (11) Applebee's Neighborhood Grill & Bar restaurants (the "Existing Restaurants") at the locations set forth on Exhibit A to this Agreement; and (ii) intended to be used in the operation of one (1) Applebee's Neighborhood Grill & Bar restaurants under construction at the location set forth on Exhibit B to this Agreement (the "Additional Restaurants") (collectively, the Existing Restaurants and the Additional Restaurant shall hereinafter be defined as the "Restaurants" and the locations of all such Restaurants shall be defined as (the "Restaurant Locations"));

    WHEREAS, Seller may acquire or occupy, or enter into purchase contracts or leases to acquire or occupy, two (2) potential development sites (the "Potential Sites") for Applebee's Neighborhood Bar & Grill restaurants in or near Fort Leonard Wood, Missouri and Webb City, Missouri;

    WHEREAS, Seller desires to sell such personal property and to convey certain interests in such real property to Buyer;

    WHEREAS, Buyer desires to purchase such personal property and real property interests from Seller; and

    WHEREAS, Buyer and Seller have agreed upon the terms and conditions of such sale and desire to reduce the same to writing.

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, warranties and promises set forth herein, and in order to prescribe the terms and conditions of such purchase and sale, the parties hereto agree as follows:

                                   ARTICLE I
                           PURCHASE AND SALE OF ASSETS

    Section 1.1 Purchased Assets. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees that at the Closing (as defined in Section 3.1, below) it shall sell, transfer, convey, and assign to Buyer and Buyer hereby agrees at the Closing to purchase and accept from Seller, free and clear of all mortgages, liens, security interests, pledges and encumbrances, the following assets (collectively, the "Purchased Assets"):

         (a) All of Seller's right, title and interest in and under all of the Franchise Agreements listed on Exhibit C (the "Franchise Agreements") and all operating manuals, recipes, proprietary information and similar documents and information held by Seller in connection with Seller's status as a franchisee of Applebee's International, Inc., a Delaware corporation ("AII") and all copies and extracts therefrom;

         (b) All of Seller's right, title and interest at the Closing in and to the real and personal property (of whatever nature) intended to be used in the operation of the Additional Restaurant and leased by Seller;

         (c) All real and personal property (of whatever nature) intended to be used in the operation of the Additional Restaurant and owned by Seller;

         (d)  Subject to the  consultation and approval of Buyer as set forth in
    Section 5.22 herein, all of Seller's right, title and interest, if any, at the Closing in and to the Potential Sites;

         (e) Seller's interest as lessee in and to the Real Property Leases (as defined in Section 4.4(c), below), including all of Seller's interest under the Real Property Leases in the buildings, fixtures, signs, parking facilities, trash facilities, fences, other leasehold improvements, appurtenances, and hereditaments subject to such Real Property Leases;

         (f) All Owned Real Property (as defined in Section 4.4(a), below), including all of Seller's interest in the buildings, fixtures, signs, parking facilities, trash facilities, fences, other improvements, appurtenances and hereditaments related to the Owned Real Property;

         (g) All Material Contracts (as defined in Section 4.4(g), below), including, but not limited to, all confidentiality agreements, non-competition agreements and non-solicitation agreements between Seller and its employees;

         (h) All equipment, vehicles and leasehold improvements used in the normal and customary operations of the Restaurants, including but not limited to the furniture, machinery, equipment, tables, chairs, cash registers, ovens, refrigerators, display cases, shelves, utensils, tools, pans, lights, uniforms, curtains, signs, menus, tablecloths, glasses, plates, dishes, silverware, pitchers, books, cabinets, racks, towels, ornaments, artifacts, decor, collectibles, bars, and bar equipment located at the Restaurant Locations or the Additional Restaurants, as the case may be (the "Equipment") ;

         (i) All inventories of foodstuffs, beverages, paper products, cleaning supplies and other supplies (the "Inventories") which are in the Restaurant Locations or the Additional Restaurant, as the case may be, on the Closing Date (as defined in Section 3.1, below);

         (j) All of Seller's other rights and property interests of any nature which are customarily used in the operation of the Restaurants or intended to be used in the operation of the Additional Restaurant, including, but not limited to rights to use existing telephone numbers, fax numbers, keys, security system codes, copyrights, trademarks and service marks (and all goodwill associated with such trademarks or service marks), and rights arising under equipment or other warranties;

         (k) All data transmission equipment and related software and software licenses ("Transferred Licenses"), computer software (subject to Seller's ability to assign or transfer such software) and related materials and portable computers used by field personnel and used only in connection with the operation of the Restaurants;

         (l)  All records and files related to the Real  Property (as defined in
    Section 4.4(b), below) such as rent calculations, landlord correspondence, purchase agreements, deeds, construction documents, title reports, environmental and engineering reports, appraisals, surveys, etc., and the Material Contracts and all personnel records and files related to Seller employees who accept employment with Buyer as of the Effective Time (as defined below in Section 3.4, below); and

         (m) All cash amounts normally used to operate the Restaurants, provided that in no event shall such cash be in excess of $1,500 per Restaurant.

    Section 1.2 Excluded Assets. Excluded from sale under this Agreement are the assets of Seller listed or described on Schedule 1.2 to this Agreement.

                                   ARTICLE II
                            PURCHASE PRICE OF ASSETS

    Section 2.1 Purchase Price; Earnest Money. The purchase price paid for the Purchased Assets shall be (a) Thirty-Four Million Eight Hundred Seventy-Two Thousand Two Hundred Ninety-Eight and No/100 Dollars ($34,872,298.00), adjusted as set forth in Section 2.3 and Article VIII below, plus (b) the amount set forth on Exhibit D attached hereto as the amount of Seller's out-of-pocket costs paid in connection with the development and construction of the Restaurant located in Osage Beach, Missouri (the "Purchase Price"). The Purchase Price shall be paid at Closing in accordance with Section 2.2 below and will be adjusted pursuant to Section 2.3 and Article VIII below, which adjustments will include payments for the Potential Sites, if any, and the Construction Costs (defined herein) relating to the Additional Restaurant.Pursuant to the Letter of

Intent between the parties, dated February 28, 2005, Buyer agreed to deliver to Seller earnest money in the total amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the "Earnest Money"), of which Fifty Thousand and No/100 Dollars ($50,000.00) has already been delivered to Seller from Buyer as of March 3, 2005. Simultaneously with the execution of this Agreement, Buyer shall pay to Seller the remainder of the Earnest Money in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00). The Earnest Money shall be refunded to Buyer in the event the Closing is not consummated on account of termination of this Agreement by either party pursuant to the rights contained herein. Upon Closing, the Earnest Money will be retained by Seller and will reduce the Purchase Price on a dollar for dollar basis.

    Section 2.2 Form of Payment. At the Closing, Buyer shall pay Seller the Purchase Price, as adjusted herein, in cash by wire transfer of funds, or in such other manner reasonably acceptable to Seller.

    Section 2.3 Adjustment of Purchase Price. Within five (5) business days prior to the Closing, Seller will deliver to Buyer a preliminary statement (the "Initial Closing Statement") of the Purchase Price adjustments and prorations as set forth in Article VIII. The amounts on the Initial Closing Statement, as reasonably agreed to by Buyer, shall constitute the initial adjustments to the Purchase Price at Closing. Within one hundred eighty (180) days following the Closing, Buyer will deliver to Seller, subject to the reasonable agreement of Seller, a final statement (the "Final Closing Statement") of any such adjustments and prorations. Any differences in the adjustment to the Purchase Price between the Final Closing Statement and the Initial Closing Statement shall be paid by the applicable party within five (5) days after the execution of the Final Closing Statement. The parties agree that payments owed by Buyer to Seller pursuant to Section 7.2 herein will be paid in accordance with said section even if the payment date occurs after the date for Final Closing Statement payments required under this Section 2.3.

    Section 2.4 Obligations Assumed by Buyer. In addition to the payment of the Purchase Price, Buyer hereby agrees to (a) assume responsibility for all earned and unused vacation, as of the Closing Date, of all employees of Seller who are hired by Buyer and (b) assume and perform all of Seller's obligations with respect to the Real Property Leases and Material Contracts (the "Assumed Liabilities"); however, except as specifically provided herein, Buyer shall not assume or be responsible for any liability, indebtedness, or contractual obligation of Seller relating to Restaurant operations or other events, acts or omissions occurring prior to the Effective Time, even if such liability, indebtedness or contractual obligation does not arise until after the Effective Time. Without limiting the generality of the foregoing, in no case shall Buyer be required to assume any obligation which:

         (a) Is prorated to Seller under Section 2.3 or Article VIII of this Agreement;

         (b) Arises from an event (including any action or inaction on the part of Seller) occurring on or prior to the Effective Time which, with notice, the passage of time or both, would result in an event of default occurring under any lease or agreement to which Seller is a party;

         (c) Is represented or warranted by Seller in this Agreement, or in the Exhibits and Schedules attached hereto, not to exist;

         (d) Relates to Seller's payroll or pension, incentive or benefit plans;

         (e) Relates to any lease of personal property used in the operation of any Restaurant Location or in connection with the operations or development of the Additional Restaurant, unless it is a Material Contract; or

         (f) Any other liability of Seller not expressly assumed by Buyer hereunder.

    Section 2.5 Obligations Satisfied by Seller. Seller shall pay all trade payables, accounts payable, utility payments, tax withholding, payroll taxes, wages and similar operating expenses which are incurred, or related to a time prior to, the Effective Time.

    Section 2.6 Allocation of Purchase Price. Buyer and Seller agree that the Purchase Price shall be allocated to the Purchased Assets as set forth on
Schedule 2.6 attached hereto, which schedule will be completed as mutually agreed to by the parties on or before the Closing Date. Such allocation shall be binding on Buyer and Seller for all purposes, including the reporting of gain or loss and determination of basis for income tax purposes, and each of the parties hereto agrees that it or they will file a statement setting forth such allocation with its or their federal income tax returns and will also file such further information or take such further actions as may be necessary to comply with the Treasury Regulations that have been promulgated pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "1060 Regulations"). The parties also agree that such allocations will be consistent with Generally Accepted Accounting Principles ("GAAP") to the extent not inconsistent with the 1060 Regulations.

    Section 2.7 Taxes. Seller shall be liable for and shall pay all transfer or sales taxes and all filing fee and documentary fees or taxes related to the recording of all deeds and lease assignments payable in connection with the purchase, sale or transfer of the Purchased Assets to, and the assumption of the Assumed Liabilities by, Buyer pursuant to this Agreement.

                                  ARTICLE III
                                     CLOSING

    Section 3.1 Date, Time and Place of Closing. The consummation of the transactions contemplated hereby (the "Closing") shall be held on May 23, 2005 (the "Closing Date"), beginning at 9:00 a.m. central time in the offices of Blackwell Sanders Peper Martin LLP, 4801 Main Street, Suite 1000, Kansas City, Missouri, 64112, or at such other place, time or date as the parties hereto shall mutually agree.

    Section 3.2    Deliveries  by   Seller  at  Closing.  At  the   Closing  and
thereafter as may be reasonably requested by Buyer, Seller shall convey, transfer, assign, and deliver the Purchased Assets to Buyer, and shall also deliver to Buyer the following:

         (a) Duly executed bills of sale, easements, assignments, leases, subleases, lease assignments and acceptances (including the Real Property Leases), estoppel certificates, consents to lease assignments or Material Contracts (if consent to assignment is required under the terms of an existing lease or a Material Contract), nondisturbance agreements, UCC termination statements, satisfactions of mortgage, special warranty deeds regarding the real property and improvements to be conveyed, and other appropriate instruments of transfer as Buyer has requested, all in recordable form, of content acceptable to Buyer and Buyer's counsel and sufficient to vest in Buyer good and marketable title to all of the Purchased Assets which, with regard to interests in Real Property, is subject to no exception to title insurance coverage which could, in Buyer's sole discretion, substantially affect the operation of the subject Restaurant Location as a Restaurant or the operations or development of the Additional Restaurant, and, with regard to both real and personal property, is free and clear of all mortgages, deeds of trust, liens, security agreements, charges, or other encumbrances;

         (b) Certified copies of duly adopted resolutions of the Board of Directors and the stockholders of Seller authorizing, approving, and consenting to the execution and delivery of this Agreement, to the consummation of the transactions contemplated herein, and to performance of the agreements set forth herein;

         (c)  Except for the  consent  of AII,  the  waiver,  release,  consent, estoppel certificate or other document of any person, corporation, association, or other entity of any nature whatsoever which is necessary to consummate the transactions contemplated hereby, and to make the warranties and representations made in this Agreement true;

         (d) Proof that all real and personal property taxes upon the Purchased Assets which are due and payable as of the Closing Date have been paid;

         (e) Letters of good standing from the tax commission for the States of Missouri, Kansas and Arkansas, as appropriate, indicating that all sales, employment, franchise, and income tax liabilities of Seller have been satisfied through the date of Closing;

         (f) A duly executed Assignment of Franchise Agreements in the form attached hereto as Exhibit E;

         (g) Certificates of good standing for Seller dated within ten (10) days of the date of Closing from the States of Missouri, Kansas and Arkansas and each other state wherein business is conducted by Seller;

         (h) An ALTA policy of title insurance regarding each Restaurant, Additional Restaurant and Potential Site (if applicable) (each, a "Title Policy") insuring fee or leasehold title, as applicable, to such properties and containing only such exceptions and exclusions as could not, in Buyer's sole discretion, substantially affect the operation of the Restaurant Location as a Restaurant or the operations or development of the Additional Restaurant or transfer of title to Buyer;

         (i) Lien and UCC search reports and other documentation sufficient to ensure that all leases of equipment employed in the operation of the Restaurant Locations or in connection with the operations or development of the Additional Restaurants which are not Material Contracts have been terminated and that all obligations of Seller thereunder have been satisfied, or that arrangements have been made to apply such amount of the Purchase Price received from Buyer hereunder as may be necessary to fully satisfy the obligations of Seller in connection with such Equipment;

         (j) A duly executed release and waiver of claims in favor of Buyer from Seller;

         (k)  A duly executed Cross-Receipt; and

         (l)  Wire transfer  instructions  regarding  delivery  of the  Purchase
    Price.

    Section 3.3 Deliveries by Buyer at Closing. Upon receipt and review by Buyer's counsel of all of the documents specified in Section 3.2 above, duly authorized and validly executed, Buyer shall deliver to Seller's representatives in attendance at Closing:

         (a)  The Purchase Price;

         (b) Assignments and Acceptances of the Real Property Leases and Material Contracts; and

         (c)  A duly executed Cross-Receipt.

    Section 3.4 Transfer of Operations. Buyer shall be entitled to immediate possession of, and to exercise all rights arising under, the Purchased Assets from and after the time that the Restaurants open for business on the Closing Date, and operation of the Restaurant Locations shall transfer at such time (the "Effective Time"). Except as provided hereby, all profits, losses, liabilities, claims, or injuries arising before the Effective Time shall be solely to the benefit or the risk of Seller. All such occurrences after the Effective Time shall be solely to the benefit or the risk of Buyer. The risk of loss or damage by fire, storm, flood, theft, or other casualty or cause shall be in all respects upon Seller prior to the Effective Time and upon Buyer thereafter.

    Section 3.5 Assignment by Buyer. Buyer may assign any or all of its rights and benefits under this Agreement to any entity or entities that control, are controlled by or are under common control with Buyer, upon written notice to Seller of such assignment.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

    As an inducement to Buyer to enter this Agreement and to consummate the transactions contemplated hereby, Seller and each of the Shareholders, jointly and severally, hereby represent and warrant to Buyer as follows:

    Section 4.1 Existence; Ownership. Seller is duly organized, validly existing, and in good standing under the laws of the State of Missouri and is qualified to do business and in good standing in all jurisdictions where its activities so require. Except for the Shareholders, no other person or entity owns, directly or indirectly, any shares of any class of stock of Seller.

    Section 4.2 Power and Authority. Seller has the power and authority to own its properties and assets, specifically including but not limited to the

Purchased Assets, and to carry on its business as now conducted, and to convey, assign, and transfer the Purchased Assets as set forth in this Agreement.

    Section 4.3 Execution and Delivery Permitted. The execution, delivery and performance of this Agreement will not (a) violate or result in a breach of any term of Seller's Articles of Incorporation or Bylaws, (b) result in a breach of or constitute a default under any term in any agreement or other instrument to which Seller is a party, such default having not been previously waived by the other party to any such agreement, (c) violate any law or any order, rule or regulation applicable to Seller, of any court or of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Seller or its properties or (d) result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the Purchased Assets. The Board of Directors and the stockholders of Seller have taken all action required by law and by Seller's Articles of Incorporation and Bylaws to authorize the execution and delivery of this Agreement, and the transfer of the Purchased Assets to Buyer in accordance with this Agreement. Except as set forth on Schedule 4.3, the execution, delivery and performance of this Agreement and the other agreements executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby do not require any filing with, notice to or consent, waiver or approval of any third party, including but not limited to, any governmental body or entity. Schedule 4.3 identifies separately each notice, consent, waiver or approval by reference to each Real Property Lease and to each Material Contract to which it is applicable.

    Section 4.4    The Purchased Assets.

         (a) Attached hereto as Schedule 4.4(a) is a complete and accurate list of each parcel of real property owned by Seller on which a Restaurant is located or which is being held for development of a Restaurant (the "Owned Real Property"), listing the street address and providing the true legal description of each such parcel, and stating whether any improvements are located thereon and, if so, whether such improvements are owned or leased by Seller;

         (b) Attached hereto as Schedule 4.4(b) is a complete and accurate list of each parcel of real estate leased by Seller or in which Seller has a leasehold or other interest on which a Restaurant is located or which is being held for development of a Restaurant (the "Leased Real Property"), and stating whether any improvements are located thereon and, if so, whether such improvements are owned or leased by Seller, listing the street address of such property and the name and address of the landlord's agent to which Seller is obligated to provide notices regarding the Leased Real Property, (collectively, the Owned Real Property and the Leased Real Property are referred to as the "Real Property");

         (c) Attached hereto as Schedule 4.4(c) is a complete and accurate list of all agreements or documents under which Seller claims or holds such leasehold or other interest or right to the use of the Leased Real Property (the "Real Property Leases") and showing the street address, exact name of the parties to such Real Property Lease, the date of such Real Property Lease, each amendment, modification or extension thereof and the exact name of the parties thereto, and the dates of each such amendment, modification or extension;

         (d)  Attached hereto as Schedule 4.4(d) is a complete and accurate list
    of  all  material  liens,  claims,  encumbrances,   security  interests  and
    restrictions on the Purchased Assets or any portion thereof;

         (e) Attached hereto as Schedule 4.4(e) is a complete and accurate list of all leases of personal property used in the operation of the Restaurants or in connection with the operations or development of the Additional Restaurants (the "Equipment Leases"), identified by parcel of Owned Real Property or Leased Real Property or otherwise where the leased equipment is located, and identifying the parties thereto, the property leased thereunder, the rental and other payment terms, expiration date and cancellation and renewal terms thereof;

         (f) Attached hereto as Schedule 4.4(f) is a complete and accurate list of all loan agreements, indentures, mortgages, pledges, security agreements, guarantees, leases or lease purchase agreements (not listed on Schedule 4.4(c) or 4.4(e)) to which Seller is a party and to which any of the Purchased Assets are subject;

         (g) Attached hereto as Schedule 4.4(g) is a complete and accurate list of all other contracts, agreements, commitments or other understandings or arrangements to which Seller is a party that relate to the Restaurants or to the operations or development of the Additional Restaurant and by which any of the Purchased Assets are bound or affected, identified by parcel of Owned Real Property or Leased Real Property or otherwise to which such is applicable. The contracts listed on Schedules 4.4(e) and 4.4(g) are the "Material Contracts," which will be transferred to Buyer hereunder;

         (h) Except as set forth on Schedule 4.4(h), there are no contracts, agreements, commitments, understandings or arrangements affecting or relating to the Purchased Assets or the Restaurants to which any Affiliate of Seller is a party or by which any such Affiliate is bound; and

         (i) The items listed in the above Schedules constitute all of the matters required to be shown on such Schedules. A true and complete copy, or with respect to oral agreements an accurate summary, of each item listed on the above Schedules has been made available to Buyer.

    Section 4.5 Binding Effect. This Agreement and each other agreement required to be executed and delivered by Seller in connection herewith, when executed and delivered, will be the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally, and
(ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

    Section 4.6 Licensure. Seller has all state, county, and municipal permits and licenses necessary to operate the Restaurants, except for those permits and licenses which are not material to such operation. Seller is in material compliance with all requirements and limitations set forth in such permits and licenses. All requisite and necessary state, county and municipal permits and licenses necessary to operate the Restaurant Locations are listed on
Schedule 4.6 hereto.

    Section 4.7    Condition of Purchased Assets.

         (a) Each Restaurant contains all Equipment and Inventories required by the applicable Franchise Agreement and/or necessary to operate the Restaurant in accordance with Seller's historical practices. The Equipment is in good operating condition, commensurate with its age, with reasonable wear and tear excepted, and the Equipment complies with all material federal, state and local laws, rules and regulations, and all material occupational safety and health act regulations.

         (b) All Inventories are saleable or usable in the ordinary course of business for their intended use and exist in such quantity as necessary to operate the Restaurants in accordance with Seller' historical practices.

         (c) The buildings, fixtures, parking facilities, trash facilities, fences and other improvements, appurtenances and hereditaments at or on each Restaurant are in good condition, commensurate with their age, with reasonable wear and tear excepted, and in compliance in all material respects with all federal, state and local laws, rules and regulations and leases and lease provisions.

    Section 4.8 Absence of Other Assets. Except as specifically provided in this Agreement, there is no asset, property, or right of any nature which has not previously or is not now being transferred to Buyer hereunder by Seller or which is being retained by Seller that has been customarily employed, owned, held, or used in connection with the operation of any Restaurant Location. Except for the Purchased Assets used by field personnel referenced in Section 1.1(k) above, all Purchased Assets used in the operation of any Restaurant Location are situated entirely upon the premises of such Restaurant Location. All assets located upon the Restaurant Locations have been or are being conveyed to Buyer pursuant to this Agreement.

    Section 4.9 Ownership of Purchased Assets. (a) Seller has good and marketable title to the Purchased Assets, which title is free and clear of all deeds of trust, mortgages, liens, security interests, charges, and encumbrances of any nature whatsoever; (b) Seller has the full, absolute and unrestricted right to assign, transfer and convey the Purchased Assets to Buyer, subject only to such consents as Seller shall deliver to Buyer at Closing; (c) no person or entity, other than Seller has any interest in the Purchased Assets other than the interests of the lessors under the Real Property Leases and Equipment Leases and the interests of the other parties to the Material Contracts; and (d) all Equipment employed in the operation of the Restaurant Locations which is leased under leases other than Material Contracts has been acquired and the purchase price therefore fully paid, or arrangements have been made to apply such amount of the Purchase Price received from Buyer hereunder as may be necessary to fully pay the purchase price therefore.

Section 4.10      Real Property.

         (a) Seller has good and marketable title to all of the Owned Real Property and has the full, absolute and unrestricted right to assign, transfer and convey to Buyer said Owned Real Property, subject only to such consents as Seller shall deliver to Buyer at Closing.

         (b) Each of the Restaurant Locations is adequately serviced by all utilities necessary for the effective operation of the Restaurants and has not, during the last two years, experienced any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or other business uses and fuel oil, but excluding any electricity interruption due to storm damage) or other public services, including, without limitation, sanitary and industrial sewer services, required by Seller in the operation of the Restaurants.

         (c) Seller is not in default under and has not breached, and existing improvements do not violate and no event has occurred or is continuing which with notice or the passage of time, or both, would constitute a default by Seller under, any of the covenants, restrictions, rights-of-way, licenses, leases, agreements or easements affecting title to or relating to the use of the Restaurant Locations, and no such covenant, restriction, right-of-way, license, lease, agreement or easement has impaired in any material way the right of Seller to operate the Restaurants. Seller has not received any notice or has any knowledge of any encroachments, fence dispute, boundary dispute, boundary line question, water dispute or drainage dispute concerning or affecting the Restaurant Locations. Seller has not received any notice that the use or occupancy of the Restaurant Locations by Seller violates any statute, law or ordinance applicable to the Restaurant Locations, or conflicts with or is in the violation of the rights of any other person or entity.

         (d) There are no outstanding options or rights of first refusal to purchase any Restaurant Location or any portion thereof or any interest therein. Except as set forth on Schedule 4.10(d), the use and occupancy of the Restaurant Locations, and the operation of the Restaurants, do not (i) use or require the use of, adjacent property or the property of any other person, whether for ingress, egress, access, parking, storage, or other business operations, or otherwise, or (ii) require the consent or approval of any other person.

         (e) Each Real Property Lease is in full force and effect; the terms contained in the Real Property Leases have not been modified or amended in any respect except as disclosed on Schedule 4.4(c), and each constitutes the legal, valid, binding and enforceable obligation of the parties thereto. Seller is current in all obligations under each Real Property Lease. There have been no events of default, and, to the best of Seller's knowledge, no state of facts exists which with notice or the passage of time, or both, would constitute an event of default under any Real Property Lease. Subject to the consents listed on Schedule 4.3, the consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of Seller under any Real Property Lease.

    Section 4.11   Intentionally Deleted.

    Section 4.12 Documents Sufficient. The documents delivered by Seller to Buyer pursuant to Section 3.2 of this Agreement are valid, sufficient and effective to completely transfer to Buyer full legal and equitable title to all of the Purchased Assets.

    Section 4.13   Litigation  or  Condemnation. Except as set forth on Schedule
4.13 to this Agreement, there are no suits, actions, condemnation actions, investigations, complaints, or other proceedings of any nature whatsoever in law or in equity, which are pending or, to the best of their knowledge, threatened against, or which affect in any manner, Seller or any of the Purchased Assets, by or before any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality (whether domestic or foreign). Seller is not in default with respect to any order, writ, injunction, garnishment, levy, or decree of any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality, and the use, occupancy, ownership, or transfer of the Purchased Assets do not constitute a default thereunder. The operations of Seller at the Restaurant Locations and the condition of the Purchased Assets do not violate any federal, state, or municipal law, regulation or rule (including any applicable zoning or similar use regulation or law). Seller's operations at the Restaurant Locations have not received a citation, warning, or reprimand for, or otherwise been notified of, any violation of any law, rule or regulation governing alcoholic beverages, or any health, environmental, or similar municipal, state, or federal law or regulation which has not been cured. Seller has not served any food or foodstuff which is adulterated, spoiled, or contains foreign substances, nor has Seller served any food item which has or, except as set forth on Schedule 4.13 to this Agreement, is claimed to have caused any illness or injury to the consumer thereof.

    Section 4.14 Taxes. All ad valorem and other property taxes relating to the Purchased Assets have been fully paid to the extent due, and there are no delinquent property tax liens or assessments. Seller has also timely filed (or will timely file after giving effect to any applicable extensions) all federal, state, local and other tax returns and reports required to be filed by Seller for all periods up to and including the Closing Date, and no request has been made for any extension of time within which to file such returns and reports, except for those returns and reports which have since been filed. Seller has paid (or will timely pay) all taxes, interest, penalties, governmental charges, duties, fees, and fines imposed by the United States, foreign countries, states, counties, municipalities, and subdivisions, and by all other governmental entities or taxing authorities, which are due and payable (or which relate to any period prior to the Closing Date) or for which assessments have been received, the nonpayment of which would result in a lien on any of the Purchased Assets. There are no audits, suits, actions, claims, investigations, inquiries, or proceedings pending or to the best of their knowledge, threatened against Seller with respect to taxes, interest, penalties, governmental charges, duties, or fines, nor are any such matters under discussion with any governmental authority, nor have any claims for additional taxes, interest, penalties, charges, fines, fees or duties been received by or assessed against Seller.

    Section 4.15 Contracts. The Material Contracts have been entered into in the ordinary course of Seller's business and, to Seller's knowledge, contain commercially reasonable terms. Subject to the consents delivered to Buyer at Closing, Seller has full, absolute and unrestricted right to assign, transfer and convey to Buyer the Material Contracts. Each Material Contract is in full force and effect; the terms contained in the Material Contracts have not been modified or amended in any respect except as disclosed on Schedule 4.4(e) or (g) and each constitutes the legal, valid, binding and enforceable obligation of the parties thereto. Seller is current in all obligations under each Material Contract. There have been no events of default, and, no state of facts exists which with notice or the passage of time, or both, would constitute an event of default under any Material Contract. The consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of Seller under any Material Contract.

    Section 4.16 Disclosure. No representation or warranty by Seller in this Agreement, nor any statement or certificate furnished, or to be furnished, by or on behalf of Seller, nor any document or certificate delivered to Buyer pursuant to this Agreement, or in connection with the transactions contemplated hereby, contains any untrue statement of material fact, or omits to state any material fact necessary to make any statement contained therein not misleading.

    Section 4.17   Employment Matters.

         (a) No employees of the Restaurants are on strike, nor are any such employees threatening to strike, and there is no strike in progress in any collective bargaining unit of any union to which Seller's employees belong. Seller has no knowledge that any labor union has recently attempted, or is presently attempting, to organize Seller's employees into a collective bargaining unit, and no group of employees of Seller is presently organized into a collective bargaining unit. None of Seller's employees are a party to a written or oral agreement with Seller and all of Seller's employees are employees at will whose employment may be terminated at any time, with or without cause or prior notice.

         (b) Schedule 4.17(b) hereto is a true and complete list as of March 3, 2005, (i) of each person employed in connection with the operation of the Restaurants from and including each assistant manager and assistant kitchen manager up through area director; and (ii) of each other employee whose duties are primarily related to Seller's Restaurant operations. For each such person, Schedule 4.17(b) shows the full name, job title or duty, wages or salary and estimated bonus.

         (c) Seller has operated all Restaurants in accordance with all local, state and federal laws and regulations related to employment matters including, but not limited to, payment of wages and benefits and employee discrimination.

    Section 4.18   Employee Benefit Plans.

         (a) Schedule 4.18(a) contains a true and complete list of each pension, profit sharing, other deferred compensation, bonus, incentive compensation, stock purchase, stock option, supplemental retirement, severance or termination pay, medical, hospitalization, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits plan, program, arrangement or contract, and each other employee benefit plan, program, arrangement or contract, maintained, contributed to, or required to be contributed to, by Seller or any Related Party

    (hereinafter defined) for the benefit of any current or former employee, director or agent of Seller or any Related Party, whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and whether legally binding or not (collectively, the "Benefit Plans"). Seller and its Related Parties do not have any express or implied plan or contract, whether legally binding or not, to create any additional Benefit Plan or modify any existing Benefit Plan, other than as may be required to comply with the Tax Reform Act of 1986. Seller has delivered to Purchaser, with respect to each applicable Benefit Plan (1) true and complete copies of all documents embodying or relating to each Benefit Plan including, without limitation, the plan and trust or other funding arrangement relating thereto, summary plan descriptions, employee handbooks or personnel manuals and all amendments and supplements thereto; (2) the most recent annual report (Series 5500 and all schedules thereto), if any, required by ERISA; and (3) the most recent determination letter received from the Internal Revenue Service ("IRS"), if any. "Related Party" means any member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code"), of Seller;

         (b) The Benefit Plans that are intended by Seller or any Related Party to meet the requirements of Section 401(a) of the Code now meet and since their inception have met, the requirements for qualification under Section 401(a) of the Code and the related trusts are now, and since their inception have been, exempt from taxation under Section 501(a) of the Code and nothing has occurred or, in connection with the transaction contemplated by this Agreement, will occur that has or could have an adverse affect on the qualified status of any such Benefit Plan.

         (c) Seller and any Related Party have performed in all material respects obligations required to be performed by them under, and are not in default under or in violation of, any and all of the Benefit Plans, and each Benefit Plan has been operated in all material respects in accordance with its provisions and in compliance with all applicable laws and regulations. Neither any Benefit Plan or fiduciary nor Seller or any Related Party has taken any action, or failed to take any action, that could subject it or any other person to any liability for any excise tax under Chapter 43 of the Code or for breach of fiduciary duty with respect to or in connection with a Benefit Plan;

         (d) At no time has Seller or any Related Party been required to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) and Seller and its Related Parties have no liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer plan. Seller and its Related Parties do not participate in any "multiple employer plans," within the meaning of ERISA;

         (e) No Benefit Plan provides or is required to provide group health, medical, death or survivor benefits to any former or retired employee of Seller or beneficiary thereof, except to the extent (1) required under any state insurance law providing for a conversion option under a group insurance policy or (2) under Section 601 of ERISA;

         (f) No "reportable event" (as defined in ERISA) has occurred with respect to any Benefit Plan. No liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred, or is expected by Seller or any Related Party to be incurred, by Seller or any Related Party with respect to any Benefit Plan and no Benefit Plan has "unfunded benefit liabilities" within the meaning of Title IV of ERISA. No steps have been taken to terminate any Benefit Plan which is subject to Title IV of ERISA and no proceeding has been initiated by the PBGC to terminate any such Benefit Plan or to appoint a Trustee to administer any such Benefit Plan;

         (g) Neither any Benefit Plan or fiduciary nor Seller or any Related Party has any liability to any participant, beneficiary or other person under any provision of ERISA or any other applicable law by reason of any payment of, or failure to pay, benefits or other amounts with respect to or in connection with any Benefit Plan; and

         (h)  Each Benefit  Plan may be  terminated  by  Seller  or its  Related
    Parties within a period of 30 days following the date of Closing without acceleration or additional vesting of any benefits and without payment of any amount as a penalty, bonus, premium, severance pay or other compensation or amount.

    Section 4.19 Liabilities of Seller. All liabilities of Seller related to the Restaurant Locations not expressly assumed by Buyer hereunder will be promptly paid by Seller; and all liabilities secured by Purchased Assets to be transferred to Buyer under this Agreement have been satisfied prior to, or will be satisfied in conjunction with, Closing.

    Section 4.20 Insurance Coverage. Schedule 4.20 to this Agreement is a true and accurate list and brief description of property, fire, casualty, liability, life, worker's compensation, and other forms of insurance of any kind owned or held by Seller regarding the Restaurant Locations. All such policies (a) are in full force and effect, (b) are valid and outstanding policies, (c) insure against risks of the kind customarily insured against and in the amounts customarily carried by entities similarly situated, and (d) provide that they will remain in full force and effect through the respective dates set forth in
Schedule 4.20. Except as set forth on Schedule 4.20, all of the insurance policies set forth on Schedule 4.20 are of an "occurrence-based" variety, i.e., even if such policies are terminated, they insure all events covered under the applicable policy so long as such events occurred while such insurance policy was in full force and effect.

    Section 4.21   Severance  Pay.   No  employee  of  Seller  involved  in  the
operation of any Restaurant Location will be entitled to severance pay by virtue of the transactions contemplated by this Agreement.

    Section 4.22   Environmental Matters.

         (a) During Seller's possession, and to the best knowledge of Seller and the Shareholders prior to Seller's possession, Hazardous Materials (as defined below) have never been generated, stored, discharged, disposed of, spilled, dumped, poured, emptied, or released on, in, beside, above, or under the real estate underlying or used in connection with the Restaurant

    Locations (the "Real Estate"). Hazardous Materials are not currently present at, on, in, beside, above, or under the Real Estate. No underground storage tanks are, and to the best knowledge of Seller and the Shareholders, no underground storage tanks have been located on the Real Estate. Seller has at all times operated the Real Estate in compliance with all Environmental Laws (as defined below).

         (b) Seller and the Shareholders, jointly and severally, agree to indemnify and hold harmless Buyer, for any and all losses, claims, damages, penalties, liabilities, costs and expenses (including attorney's fees, administrative expenses, prejudgment interest and court costs), fines, injuries, penalties, response costs (including the cost of any required or necessary investigation, testing, monitoring, repair, clean up, detoxification, decontamination, preparation of any closure or other required plans, removal, response or remedial action at or relating to the Real Estate) (collectively, "Claims and Costs"), with respect to, as a direct or indirect result of, or arising out of any contamination, requirement, lawsuit, notice of violation, notice letter, warning letter, administrative order, compliance order, enforcement action, settlement, agreement, consent order, decree or judgment, injunction, restraining order or prohibition (collectively "Action") relating to the generation, presence, storage, management, disposal, release, discharge, escape, emission, spilling, seepage, leakage, dumping, pumping, pouring, emptying or clean up of Hazardous Materials (as herein defined) at, on, in, beside, above, from or under all or a portion of the Real Estate which occurs from activities undertaken prior to Closing.

         (c) For the purpose of this Agreement, the term "Hazardous Materials" shall include, but not be limited to:

              any substance defined as "hazardous substances," "hazardous air pollutant," "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "toxic chemicals," "petroleum or petroleum products," "toxics," "hazardous chemicals," "extremely hazardous substances," "pesticides" or related materials, including but not limited to radon and asbestos, as now, in the past, or hereafter defined in any applicable federal, state or local law, regulation, ordinance, policy or directive, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss. 9601 et. seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss. 1101 et. seq.; the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et. seq.; the Hazardous Materials Transportation Act of 1974, 49 U.S.C.ss. 1801 et. seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 et. seq.; the Clean Air Act, 42 U.S.C.ss. 4701 et. seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss. 136 et. seq.; the Safe Drinking Water Act, 42 U.S.C.ss. 3001 et. seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et. seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et. seq.; and any laws regulating the use of biological agents or substances including medical or infectious wastes and the corresponding State laws, regulations and local ordinances, etc. which may be applicable, ("Environmental Laws") as any such acts may be amended.

         (d) Seller agrees and consents to the performance of environmental testing on the Real Estate; provided, however, that neither the performance of nor failure to perform such tests by Buyer will negate or affect Seller's representations or warranties or agreement to indemnify contained herein.

    Section 4.23 Restaurant Locations. Exhibit A and Exhibit B include a complete and accurate list of all Restaurant Locations owned, held or used by Seller pursuant to the Franchise Agreements. The activities carried on in all buildings, structures or improvements included as part of, or located on or at the Restaurant Locations, and the buildings, structures and improvements themselves, are not in violation of, or in conflict with, any applicable zoning or health regulation or ordinance or any other similar law. There is no pending, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to impose special assessments on, or otherwise to take or restrict in any way the right to use, alter or occupy all or any part of any of the Restaurant Locations.

    Section 4.24 Accuracy of Representations and Warranties. All representations and warranties made by Seller in this Agreement or any schedule or exhibit hereto or in any certificate or other document furnished by Seller pursuant to this Agreement are true and correct in all material respects on and as of the date hereof, and Seller has performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement on their part required to be performed or complied with at or prior to the Closing Date.

    Section 4.25   Intentionally Deleted.

    Section 4.26 Affiliated Transactions. Except as set forth on Schedule 4.26, Seller has not been a party to, and there does not now exist, any transaction affecting the Restaurants or the Purchased Assets (including without limitation the purchase, sale or exchange of property or the rendering of any service) with any Affiliate of Seller or any entity in which any of them owns a beneficial interest. For purposes of this Agreement, "Affiliate" means any person or entity that owns or controls more than a 10% interest in Seller (a "Controlling Affiliate") or in which Seller or a Controlling Affiliate owns or controls more than a 5% interest.

    Section 4.27 Subsidiaries. No subsidiary of Seller nor any entity in which Seller has a direct or indirect interest has any direct or indirect interest in any of the Purchased Assets.

    Section 4.28 Status of Additional Restaurant. Exhibit F contains, as of the date of this Agreement, a description of the current status of the Additional Restaurant, a list of all leases, contracts, or other agreements existing or under negotiation in respect thereof, a summary of the amounts invested therein, and a timetable and budget therefore. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the provisions of this Agreement applicable to the Restaurants apply prospectively to the Additional Restaurant if the Additional Restaurant is open for business prior to the Closing.

    Section 4.29   Financial Statements.  The Financial  Statements  (defined in
Section 5.13 herein) were derived from the books and records of Seller and (i) are true, complete and correct in all material respects, (ii) present fairly the financial position and results of operations of Seller and include appropriate reserves for liabilities at the dates and for the periods indicated, (iii) have been prepared in accordance with GAAP applied on a consistent basis, and (iv) do not include any untrue statement of a material fact required to be stated or reflected therein or omit to state or reflect any material fact necessary to make any statements therein not misleading.

                                   ARTICLE V
                               COVENANTS OF SELLER

    Seller covenants and agrees as follows:

    Section 5.1    Employee Benefit Plans.

         (a) Buyer is not obligated to assume any liability, obligation or other responsibility under any Benefit Plan. With respect to any "defined benefit" Benefit Plan, Seller shall treat all employees who are transferred to Buyer pursuant to this Agreement as if they terminated employment with Seller on the date of Closing. With respect to any "defined contribution" Benefit Plan, Seller shall pay all amounts owed to the related trust with respect to each Transferred Employee as of the date of Closing as soon as reasonably practicable thereafter. Seller shall remain responsible and liable for all payments required under the terms of any "employee welfare benefit plan" as defined in Section 3(1) of ERISA for claims incurred and expenses and payments accrued on and prior to the date of Closing.

         (b) Seller, its Related Parties and the Shareholders, jointly and severally, agree to pay and be liable to Buyer and shall indemnify and hold harmless Buyer from and against all losses, expenses and liabilities, arising under Section 4980B of the Code arising from the failure to comply with the continuation requirements of Section 4980B of the Code and sections 601 through 608 of ERISA occurring prior to the date of Closing or as a result of the closing of the transactions contemplated herein and the termination of Seller's employees as a result thereof.

         (c) Seller agrees that prior to the date of Closing, Seller and its Related Parties shall not permit any event or condition to exist or occur that would give rise to a "reportable event" (as defined in ERISA) or to liabilities or taxes under ERISA or the Code with respect to any Benefit Plan or incur any commitment to increase their obligation under any Benefit Plan. Upon becoming aware of the occurrence or forthcoming occurrence of any of the above, Seller shall provide a written notice to Buyer specifying the nature of the event and action taken or proposed or threatened to be taken by Seller, its Related Parties, or any governmental body with respect to such events.

    Section 5.2 Performance of Real Property Leases and Material Contracts. Seller shall continue to faithfully and diligently perform each and every continuing obligation of Seller, if any, under each of the Real Property Leases and Material Contracts through the Effective Time and thereafter, to the extent such obligations are not assumed by Buyer pursuant to Section 2.4.

    Section 5.3 Transfer of Licenses and Permits. Seller shall use its best efforts and cooperate fully in assisting Buyer with the assumption, transfer or reissuance of any and all required state, county or city licenses or permits required for the operation of the Restaurant Locations, including those shown on
Schedule 4.6. Specifically, Seller agrees to take the following actions if requested by Buyer to ensure the orderly transition of liquor licenses for the Restaurants as of the Effective Time:

         (a) Arkansas. With respect to the Restaurant located in Arkansas, Seller will take such steps as are reasonably necessary to transfer control of its private club that holds the liquor license for such Restaurant to Buyer.

         (b) Kansas. With respect to the Restaurant located in Kansas, Seller agrees to execute a lease assignment for the applicable Real Property Lease and a bill of sale for the liquor inventory prior to the Closing Date, which documents will only be effective upon the Closing and the issuance of a new liquor license for such Restaurant to Buyer. Seller agrees to use its best efforts to obtain the consent of the landlord under such Real Property Lease to the lease assignment contemplated herein.

         (c) Missouri. With respect to the Restaurants located in Missouri, Seller agrees to execute (i) either a lease assignment for the applicable Real Property Leases or a deed for the Owned Real Property and (ii) a bill of sale for the liquor inventory prior to the Closing Date, which documents will only be effective upon the Closing and the issuance of a new liquor license for such Restaurant to Buyer. Seller agrees to use its best efforts to obtain the consent of the landlord under the Real Property Leases to the lease assignment contemplated herein.

    Section 5.4 Agreements Respecting Employees of Seller. Seller agrees to terminate the employment of all employees involved in the operation of the Restaurant Locations at the Effective Time.

    Section 5.5 Maintenance of Existence. Seller shall maintain its existence following Closing until such time as all closing conditions of Seller shall have been satisfied and the continuing obligations of Seller, if any, under the Real Property Leases and Material Contracts have been fully satisfied or adequate provision shall have been made for the satisfaction of such obligations.

    Section 5.6 Conduct of Business. From the execution of this Agreement until the Effective Time, Seller shall operate the Restaurants as they are currently being operated and only in the ordinary course and in compliance with all terms and conditions of the Franchise Agreements, using commercially reasonable efforts in keeping with Seller's historical practices to preserve and maintain the services of its employees, and its relationships with suppliers and customers, and to preserve its current level of sales volume, and shall continue to insure the Purchased Assets under existing policies of insurance, including workers' compensation and general liability insurance, at current levels. Seller shall pay all bills and debts incurred by it related to the business and the Restaurants promptly as they become due. Additionally, Seller shall continue with the implementation of initiatives as scheduled with AII. Further, Seller shall not:

         (a) Change in any manner the equity ownership of Seller or the ownership of the Purchased Assets;

         (b) Increase the overall work force at the Restaurants or increase the rate of compensation to any officers or employees beyond the usual and customary annual merit increases or bonuses under established compensation plans;

         (c) Incur any capital expenditure obligations for material, or acquire by purchase, lease or otherwise, any material capital assets; provided, however, such obligations may be incurred with respect to the development of the Additional Restaurant, subject to the terms and conditions set forth herein.

         (d) Incur any material obligations, expenses, or liabilities except in the usual and ordinary course of business;

         (e)  Mortgage,  pledge or  subject to lien any of the Purchased Assets;
    or

         (f) Sell or otherwise dispose of any Purchased Asset except for the sale or use of Inventories in the ordinary course of business.

    Section 5.7 Broker's Fees. Seller and the Shareholders, jointly and severally, shall indemnify and hold Buyer harmless in respect to any claim for brokerage or finder's fees or commissions with respect to the transactions contemplated herein by anyone claiming to have acted on behalf of Seller.

    Section 5.8 Access to Information and Properties. Subject to the limitations set forth in Section 5.17 hereof, Seller shall afford Buyer, its counsel, financial advisors, and other authorized representatives reasonable access for any purpose consistent with this Agreement from the date hereof until the Closing, during normal business hours, to the offices, properties, books, and records of Seller with respect to the Purchased Assets and the Restaurants and shall furnish to Buyer such additional financial and operating data and other information as Seller may possess and as Buyer may reasonably request, subject to the parties' obligations regarding confidentiality of such information as set forth in Section 10.13 hereof.

    Section 5.9    Intentionally Deleted.

    Section 5.10   Intentionally Deleted.

    Section 5.11   Intentionally Deleted.

    Section 5.12   Survey and Title Report.

         (a) Buyer, at Buyer's sole cost and expense, may obtain a survey for each of the Restaurant Locations (each, a "Survey"). If any Survey discloses that a portion of a Restaurant Location lies within a 100-year flood plain or any area having special flood hazards as designated by a government agency, then Buyer shall have the option, in Buyer's sole discretion, within fifteen (15) days after receipt of the applicable Survey to terminate this Agreement, in which event the parties hereto shall have no further obligations under this Agreement.

         (b) Seller, at Seller's sole cost and expense, within ten (10) days after the date of this Agreement, will deliver to Buyer a preliminary title report or title policy commitment issued by Lincoln-Evans Land Title Company, as agent for Chicago Title Company (the "Title Company") for each Restaurant Location (collectively, the "Title Reports" and each, a "Title Report"), describing such Restaurant Location, listing Buyer as the prospective named insured and showing as the proposed policy amount an amount to be determined by Buyer. Seller shall also furnish to Buyer and Buyer's attorney a legible and true copy of all documents and other instruments referenced in the Title Report.

         (c) Buyer and Buyer's attorney shall have thirty (30) days after the date of receipt of all Surveys, Title Reports and copies of all related documents to review the same and to notify Seller in writing of any objections to condition of the title or matters shown on the Survey or in the Title Report. Seller shall have thirty (30) days following receipt of Buyer's notice to rectify Buyer's objections. The parties agree that if necessary, the time of Closing shall be extended accordingly.

         (d) If Seller cannot rectify Buyer's objections within thirty (30) days, or if the Title Reports are not delivered within the time specified, Buyer, at Buyer's option, may: (a) terminate this Agreement or (b) elect to waive such objections, in which case the parties shall proceed with the Closing and shall negotiate in good faith to agree upon a reduction in the Purchase Price corresponding to the uncured objection.

    Section 5.13 Financial Statements. Seller shall obtain and deliver to Buyer an audited balance sheet for each of the two (2) immediately preceding fiscal years, and an audited income statement for each of the three (3) preceding fiscal years with an unqualified opinion thereon from a certified public accountant reasonably acceptable to Buyer (collectively, the "Financial Statements"). The Financial Statements shall be prepared in accordance with generally accepted accounting principles. All such accounting services and reports shall be at the expense of Seller. Notwithstanding the foregoing, Financial Statements delivered for periods between January 1, 2005 and the Closing Date will be unaudited.

    Section 5.14   No   Securities   Trading.   Seller   and   each  Shareholder
acknowledge that Buyer is a publicly-held company and dissemination of information concerning this transaction or trading in Buyer's stock by any party to this transaction or any party receiving information from any party to this transaction prior to public release could result in violation of SEC insider trading regulations. Therefore, Seller and each Shareholder agree not to disseminate any information concerning this transaction and agree not to trade in Buyer's stock until two business days after the Closing.

    Section 5.15 Change of Name. Seller shall change or shall cause to be changed the name of any affiliated entities as of the Closing to delete the use of the name "Apple" and "Applebee's." Immediately upon the Closing, Seller and such affiliated entities shall cease using the name "Apple" and "Applebee's" in all of their activities, promotions, brochures, stationery, products, and in all other respects, and thereafter Seller and such affiliated entities shall agree not to use the names "Apple" and "Applebee's" in any business context.

    Section 5.16 Cooperation. Seller will use all commercially reasonable efforts to facilitate and cause the consummation of the transactions contemplated hereby; and obtain from all persons, and take all other actions with respect to, all consent or approvals required on the part of such party with respect to the consummation of those transactions.

    Section 5.17 Right to Inspect. Buyer may, at its expense, at any time prior to the Closing, cause inspections to be made of the Real Property and Restaurants, including environmental or engineering inspections, to determine the compliance with applicable law and the terms of the Franchise Agreements and to assess the operating condition of the Purchased Assets (an "Inspection"), subject to the following limitations: (i) inspection of any Restaurants or offices must be conducted (A) during normal business hours, (B) upon not less than three (3) days prior written notice to Seller, (C) under the supervision of Greg McGhee with prior written notice to Greg Owings and Wayne Dillard, and (D) in such a manner as to not disrupt or interfere with the operations of the Business or any Restaurant (ii) no inquires shall be made by Buyer of any director, officer, employee, manager or shareholder of Seller of any nature whatsoever, except with the prior written consent of Greg Owings or Wayne Dillard, (iii) all information regardless of medium or expression, provided by Seller to Buyer or otherwise acquired by Buyer in connection with the investigation of the Real Property, Business and the Restaurants, shall be treated as confidential in accordance with Section 10.14 hereof, and (iv) all inquires with respect to the Real Property, Business and the Restaurants shall be directed to Greg Owings and Wayne Dillard. Buyer shall provide to Seller copies of any Inspection conducted hereunder as soon as reasonably practicable after the conclusion of such Inspection. Seller shall cooperate in the performance of these inspections and shall also be responsible for correcting any deficiency identified by an Inspection in accordance with Section 5.18 below.

    Section  5.18  Deficiencies--Repairs  and  Replacements.  Prior to  Closing,
Seller shall repair, replace, correct or remediate, at its sole cost and expense, any and all items identified as deficient pursuant to an Inspection conducted in accordance with Section 5.17. A Purchased Asset will be deemed to have a deficiency if all or any part of the Purchased Asset is not in good working condition (normal wear and tear excepted) or does not operate in accordance with applicable law or the terms of the Franchise Agreements or any manuals issued in connection therewith. Real Property shall be deemed deficient if it contains or is otherwise identified as having a "Recognized Environmental Condition," as that term is defined in the American Society for Testing Materials ("ASTM") "Standard Practice for Environmental Site Assessment: Phase 1 Environmental Site Assessment Process," ASTM E 1527-00 at 3.3.31. If an Inspection identifies any missing equipment or other property that is required to operate each Restaurant in accordance with AII's requirements and specifications as of the date of this Agreement ("Missing Equipment"), Seller will pay for and install all Missing Equipment prior to Closing.

    Section 5.19   Restrictive Covenants.

         (a) Non-Solicitation. For a period of one year after the Closing Date, neither Seller nor the Shareholders shall solicit the employment of any employees who accept employment with Buyer at Closing. In addition, from the date of execution of this Agreement until Closing, neither Seller nor the Shareholders will offer continued employment to, or discourage any Restaurant employee from accepting employment with, Buyer. Provided, however, if a Restaurant employee independently elects not to accept employment with Buyer, neither Seller nor the Shareholders will be in violation of this Section 5.19 if it thereafter employs such employee.

         (b) Non-Compete. Seller and each of the Shareholders covenants and agrees that for a period of five (5) years from the Closing Date, neither Seller nor any Shareholder shall directly or indirectly, as an employee, employer, consultant, agent, franchisor, lender, guarantor, manager, principal, partner, shareholder, corporate officer, director, or through any other kind of ownership (other than ownership of securities of publicly held corporations of which Seller or any Shareholder owns less than five percent 5% of any class of outstanding securities) or in any other representative or individual capacity, engage in or render any services to any business in North America engaged in the casual dining restaurant industry. For purposes of this Agreement "casual dining restaurant industry" means any restaurant or restaurant chain listed, at the time Seller or a Shareholder engage in such business at a specific location, on the Casual Dining Category list of restaurants published by NPD - Crest/Recount from time to time or any substantially equivalent replacement list of which Buyer gives Seller prior written notice (the "Competitive List"). For purposes of this Section 5.19(b), the parties agree that the ownership and operation of one or more Fazzoli's restaurants, whether opened now or in the future, will not be deemed to be a violation of the covenant not to compete set forth above. Notwithstanding anything to the contrary contained herein, the covenant not to compete given by McGhee will only extend for two (2) years from the Closing Date. Buyer agrees that the covenant not to compete will not apply to any adult children of Walton so long as Walton is not engaged in any activities, directly or indirectly, of such children in a manner that would violate the covenant not to compete given by him in this Section 5.19.

         (c) Understanding of the Parties. It is mutually understood and agreed by and between the parties that the covenants contained in this Section 5.19 are fair and reasonable, and are reasonably required for the protection of Buyer and AII, Buyer's parent.

         (d) Remedies. In the event of a breach or threatened breach by Seller and/or any of the Shareholders (the "Breaching Party") of the provisions of this Section 5.19, Buyer and AII will be entitled to an injunction restraining the Breaching Party from such breach or threatened breach. Nothing contained herein will be construed to prohibit Buyer or AII from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages from the Breaching Party. If it is determined in any judicial or arbitration proceeding that the Breaching

    Party breached one or more of the covenants set forth in Sections 5.19(a) or
    (b). of this Agreement, then all of such covenants will be deemed to be extended with respect to the Breaching Party for an additional period of time equal to the period of time during which the Breaching Party committed the applicable breach.

         (e) Savings Clause. Notwithstanding anything to the contrary herein contained and if, and only if, provisions of the type contained in this section are enforceable in the jurisdiction in question, if any one or more of the provisions contained in this Section 5.19 shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, said provisions will be construed by limiting and reducing them so as to be enforceable to the extent compatible with the applicable law as it should then be determined.

    Section 5.20 No Sale Negotiations. From the date hereof through the later of (a) 60 days from the date hereof and (b) the Closing, neither Seller nor any Shareholder shall, directly or indirectly (a) entertain, solicit or encourage in any manner, (b) furnish or cause to be furnished any information to any persons or entities (other than Buyer) in connection with, or (c) negotiate or otherwise pursue, the sale of the business, the Purchased Assets or the Restaurants, the sale of stock of Seller or engage in any merger or other business combination involving the business, the Purchased Assets or the Restaurants.

    Section 5.21 Potential Sites. Seller agrees to consult with Buyer prior to executing any purchase contract or lease for a Potential Site, including any amendments thereto, and agrees to assign to Buyer at Closing any purchase contract or lease for a Potential Site previously approved by Buyer.

    Section 5.22 Sale or Assignment of Potential Sites. If Seller purchases a Potential Site pursuant to a purchase contract approved by Buyer prior to the Closing, Seller will sell, and Buyer will buy, such Potential Site for Seller's acquisition cost plus any other Buyer approved out-of-pocket costs with respect to such Potential Site. If Seller leases a Potential Site pursuant to a lease approved by Buyer prior to the Closing, Seller will assign, and Buyer will assume (to the extent obligations thereunder relate to acts or omissions occurring from and after the date of Closing), such lease in exchange for Buyer's payment of any Buyer approved out-of-pocket costs with respect to such Potential Site.

    Section 5.23 Additional Restaurant; Reimbursement. Subject to Sections 7.2 and Section 7.5, and reimbursement for reasonable and demonstrable Construction Costs (as defined in Section 7.2), Seller shall complete development and construction of the Additional Restaurant for Buyer.

    Section 5.24 Development Activities. Seller shall continue ordinary restaurant development activities (a) on the Potential Sites, to the extent Buyer approves reimbursement of out-of-pocket costs as provided for in Section 5.23, and (b) at the Additional Restaurant.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

    As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller as follows:

    Section 6.1 Corporate Existence. Buyer is a corporation validly existing and in good standing under the laws of the State of Missouri.

    Section 6.2 Corporate Power and Authority. Buyer has all requisite corporate power and authority to own its properties and assets, and to carry on the business in which it is now engaged. Buyer has the corporate power and authority to perform the covenants of Buyer set forth in this Agreement.

    Section 6.3 Execution and Delivery Permitted. The execution, delivery and performance of this Agreement will not (a) violate or result in a breach of any term of Buyer's Articles of Incorporation or of its Bylaws, (b) result in a breach of or constitute a default under any term in any agreement or other instrument to which Buyer is a party, such default having not been previously waived by the other party to such agreements, (c) violate any law or any order, rule or regulation applicable to Buyer, of any court or of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Buyer or its properties, or (d) result in the creation or imposition of any mortgage, lien, charge, or encumbrance of any nature whatsoever upon any of the Purchased Assets purchased by Buyer hereunder. Buyer's Board of Directors, or an authorized committee thereof, has taken all action required by law, and by Buyer's Articles of Incorporation, its Bylaws, and otherwise to authorize the purchase of the Purchased Assets in accordance with this Agreement.

                                  ARTICLE VII
                               COVENANTS OF BUYER

    Buyer hereby covenants and agrees as follows:

    Section 7.1 Buyer Performance. Buyer hereby covenants and agrees to accept conveyance of the Purchased Assets and, subject to Section 2.4 herein, to assume and perform the obligations of Seller under the Material Contracts as of the Effective Time.

    Section 7.2 Development of the Additional Restaurant. Buyer shall on the Closing Date reimburse Seller (in cash, by wire transfer of funds, or in such other manner reasonably acceptable to Seller) for Seller's reasonable and demonstrable out-of-pocket capital costs and expenses relating to the development and construction of the Additional Restaurant and the Restaurant located in Osage Beach, Missouri (to the extent not already reflected on Exhibit
D) if such costs and expenses fall within one of the cost categories set forth on Exhibit G attached hereto (the "Construction Costs"). The Construction Costs will be paid to Seller in cash at Closing to the extent that such costs have been substantiated to Buyer's satisfaction. All other Construction Costs will be paid to Seller within fifteen (15) days of Buyer's receipt of satisfactory substantiation for such costs.

    Section 7.3 Potential Sites. If Seller purchases a Potential Site pursuant to a purchase contract approved by Buyer prior to the Closing, Seller will sell, and Buyer will buy at Closing, such Potential Site for Seller's acquisition cost plus any other Buyer approved out-of-pocket costs with respect to such Potential Site. If Seller leases a Potential Site pursuant to a lease approved by Buyer prior to the Closing, Seller will assign, and Buyer will assume at Closing (to the extent obligations thereunder relate to acts or omissions occurring from and after the date of Closing), such lease in exchange for buyer's payment of any Buyer approved out-of-pocket costs with respect to such Potential Site.

    Section 7.4    Right   to  Inspect.   Buyer  may,  at  its   expense,  cause
Inspections to be made of the Restaurant Locations and the Additional Restaurants and shall conduct such Inspections in accordance with Section 5.17.

    Section 7.5 Buyer's Options. Buyer, at its sole option, may (a) engage Walton Construction to develop the Potential Sites, and (b) elect to perform, and incur the costs of, certain pre-opening activities in connection with the Additional Restaurant.

                                  ARTICLE VIII
                    PRORATIONS AND PURCHASE PRICE ADJUSTMENT;
                              CONDITIONS TO CLOSING

    Section 8.1 Prorations and Purchase Price Adjustments. The following items shall be prorated between Buyer and Seller as of 11:59 PM on the day immediately preceding the Closing Date, or paid by one party on or after the Closing Date, in each case as set forth below, and shall constitute an adjustment to the Purchase Price:

         (a) All ad valorem, real and personal property taxes, general and special assessments (solely with respect to installments due in the current tax year), and any other property taxes on the Purchased Assets for the current tax year; however, if the amount of such tax for the current tax year is not determinable, (i) it shall be prorated on the basis of the tax for the immediately preceding tax year and (ii) after the amount of tax for the current tax year becomes determinable, (A) either party, at its option, may give the other party written notice of the correct amount of tax (accompanied by documentation substantiating such amount) and any necessary adjustment to the prorations and (B) the party from whom additional payment is required will pay the applicable amount within ten (10) days after such notice;

         (b) All rentals on Real Property Leases and Equipment Leases (to the extent assumed by Buyer), including prepaid rentals, percentage rents, and common area maintenance charges;

         (c) All prepaid insurance premiums on insurance policies covering the Purchased Assets and regarding welfare benefit programs, but only if Buyer elects to have said coverage remain in effect;

         (d) Any amounts paid by Seller on or prior to the Closing Date with respect to the Material Contracts for services extending beyond the Closing Date which are assignable to Buyer;

         (e) Any prepaid expenses, but not deposits, associated with the operation of a Restaurant Location which were paid by Seller in the ordinary course of business, including telephone expenses, billboard advertising expenses, cooperative fees, advertising expenses, and utility charges;

         (f)  The cost to repair,  replace,  correct or remediate  a  deficiency identified  in  Section  5.18  shall be paid by  Seller  as a  reduction  in
    Purchase Price, to the extent not repaired, replaced, corrected or remediated by Seller as set forth in Section 5.18 prior to Closing;

         (g) All amounts paid or to be paid by Buyer with regard to Buyer's purchase or lease of a Potential Site from Seller pursuant to Section 5.23 and Section 7.3 shall increase the Purchase Price;

         (h) All amounts paid or to be paid by Buyer with regard to reimbursing Seller in accordance with the development of the Additional Restaurant pursuant to Section 5.24 and Section 7.2 shall increase the Purchase Price;

         (i) The Earnest Money paid by Buyer to Seller shall be an offset against the Purchase Price as set forth in Section 2.1; and

         (j) The premiums for the Title Policies (excluding any premiums for special endorsements required by Buyer) will be paid by Seller as a reduction in Purchase Price.

Seller shall bear the cost and expense of all prorated items applicable to periods ending on or before the Closing Date and shall receive the benefits thereof, and Buyer shall bear the cost and expense of payment of all prorated items applicable to periods from and after the Effective Time, and receive the benefits thereof.

    Section 8.2    Inventory Adjustment and Vacation Credit.

         (a) To the extent that the value of the Inventory as of the Closing Date, to be determined by physical audit thereof by Buyer, is (i) less than $165,000, the Purchase Price shall be reduced by an amount equal to such shortfall or (ii) more than $165,000, the Purchase Price shall be reduced by an amount equal to such excess.

         (b) The Purchase Price shall be reduced by the value of all earned and unused vacation, as of the Closing Date, of all employees of Seller who are hired by Buyer.

    Section 8.3    Amounts Owed Buyer; Store Cash.

         (a) The Purchase Price shall be reduced by the aggregate amount of all sums owed by Seller to Applebee's International, Inc. as recorded on the books of Applebee's International, Inc.

         (b) The Purchase Price shall be decreased for any petty cash amounts less than $1,500.00 per Restaurant by the amount of the shortfall at the Effective Time.

    Section 8.4 Buyer's Conditions to Closing. The obligations of Buyer hereunder are subject to satisfaction of each of the following conditions at or before Closing, the occurrence of which may, at the option of Buyer, be waived:

         (a) All representations and warranties of Seller in this Agreement shall be true on and as of the Closing Date, and Seller shall have delivered to Buyer a certificate to such effect dated as of the Closing Date;

         (b)  Neither  the   Purchased  Assets  nor  any  individual  Restaurant
    Location shall have been substantially damaged as a result of fire, explosion, earthquake, disaster, accident, any action by the United States or any other governmental authority, earthquake, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces, act of God, or public enemies;

         (c) There shall be no material adverse change in the Purchased Assets or the operations of Seller at the Restaurant Locations from the date hereof to the Closing Date;

         (d) Seller shall have performed and complied with all of Seller's covenants and obligations under this Agreement which are to be performed or complied with by Seller prior to or on the Closing Date;

         (e) Seller shall be willing and able to deliver all of the documents required to be delivered by them by this Agreement;

         (f) Buyer and Buyer's counsel shall have approved the form and substance of the documents delivered by Seller pursuant to this Agreement;

         (g) Seller shall have obtained and delivered to Buyer all necessary consents and estoppels to transfer the Purchased Assets and assign the Real Property Leases and Material Contracts to Buyer;

         (h) Seller shall have terminated the employment of all employees involved in the operation of the Restaurant Locations;

         (i) Buyer shall have obtained, either from Seller or directly from the issuing authority, all permits, licenses, and approvals of all governmental and quasi-governmental authorities necessary in the operation of the Restaurants as intended by Buyer;

         (j) There shall be no claims, actions or suits pending or threatened regarding the Purchased Assets or the Restaurant or that otherwise would restrict or prohibit Seller from consummating the transactions contemplated herein;

         (k) Buyer shall have completed to its satisfaction any review, investigation and due diligence of the Restaurants, Purchased Assets, business, operations or records of Seller and shall be satisfied with the results thereof; and

         (l) Seller shall have caused any companies affiliated with Seller, to transfer its ownership or leasehold interest in the Potential Sites or the real property on which the Restaurants or Additional Restaurants are situated to Buyer (for no additional consideration).

    Section 8.5 Seller's Conditions to Closing. The obligations of Seller hereunder are subject to satisfaction of each of the following conditions at or before Closing, the occurrence of which may, at the option of Seller, be waived:

         (a) All representations and warranties of Buyer in this Agreement shall be true on and as of the Closing in all material respects, and Buyer shall have delivered to Seller a certificate to such effect dated as of the Closing Date;

         (b) Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date;

         (c) Buyer shall be willing and able to deliver the Purchase Price and all of the documents required to be delivered by it under Section 3.3 of this Agreement; and

         (d) Seller shall have approved the form and substance of the documents delivered by Buyer pursuant to this Agreement.

         (e) The total costs to correct or remediate Real Property deficiencies pursuant to Section 5.18 and to remove exceptions to title insurance coverage from the Real Property required by Buyer does not exceed $300,000, plus the cost to Seller to remove all Monetary Liens. For purposes of this section, a "Monetary Lien" is any lien, claim or encumbrance which evidences or secures a fixed monetary amount or which can be removed by the payment of a liquidated sum.

                                   ARTICLE IX
                          INDEMNIFICATION AGAINST LOSS

    Section 9.1 Indemnification by Seller and the Shareholders. Seller and each of the Shareholders, jointly and severally, agrees to defend, indemnify, and hold harmless Buyer, its officers, directors, agents, employees, and affiliates, against and in respect of any and all causes of action, claims, losses, liabilities, liens, damages, costs and expenses (including attorneys' fees) incurred or resulting from:

         (a) Any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of Seller or any Shareholder under or in connection with this Agreement;

         (b) The acts or omissions of Seller alleged to be violations of Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et seq.; the Fair Labor Standards Act; the Age Discrimination in Employment Act; the Labor Management Relations Act; state unemployment taxes and any and all other applicable state or federal statutes or regulations;

         (c) Any tax liability of Seller (including, without limitation, liabilities for taxes, interest, penalties, governmental charges, duties, fees, and fines imposed by the United States, foreign countries, states, counties, municipalities, and subdivisions, and by all other governmental entities or taxing authorities);

         (d)  Operation of the Restaurant Locations through the Effective Time;

         (e) Any liability of Seller not expressly assumed by Buyer hereunder, including but not limited to obligations arising with regard to Seller's responsibilities under the Real Property Leases and Material Contracts through the Effective Time; and

         (f) Any and all claims, debts, liabilities, taxes and other obligations of Buyer that are imposed on Buyer as a result of its status as a successor to Seller except to the extent the foregoing are assumed by Buyer pursuant to Section 2.4 of this Agreement.

    Section 9.2 Indemnification by Buyer. Buyer agrees to defend, indemnify, and hold harmless Seller against and in respect of any and all causes of action, claims, losses, liabilities, liens, damages, costs and expenses (including attorneys' fees) incurred or resulting from:

         (a) Any misrepresentation, breach of warranty or nonfulfillment of any covenant on the part of Buyer in connection with this Agreement;

         (b)  Operation  of the  Restaurant  Locations after the Effective Time;
    and

         (c) Obligations arising with regard to Buyer's responsibilities under the Real Property Leases and Material Contracts after the Effective Time.

    Section 9.3 Limitations. No claim based on a breach of representation or warranty made in this Agreement may be made against the other party after the end of the 30th month after the Closing Date; provided, however, Buyer may bring a claim against Seller or the Shareholders with respect to a breach of any representation or warranty contained in Sections 4.14, 4.18 or 4.22 at any time after the Closing until the expiration of the applicable statute of limitations (with respect to each such date, the "Expiration Date"). Any lawsuit or arbitration proceeding to enforce the indemnification obligations of a party hereunder for which the indemnifying party has refused to satisfy its obligations must be instituted within one year after the applicable Expiration Date.

                                   ARTICLE X
                                  MISCELLANEOUS

    Section 10.1 Notices. Except as otherwise expressly provided, all notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by facsimile transmission with confirmation of receipt, or if mailed by certified mail, return receipt requested, with first class postage prepaid, addressed as follows:


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


         (a)       If to Seller:       The Ozark Apples, Inc.
                                       3252 Roanoke Street
                                       Kansas City, Missouri 64111
                                       Attention: Gregory R.Walton, President
                                                  Greg Owings
                                       FAX:
                                           -------------------------------------

         With a copy to:               Wayne Dillard
                                       9221 Ward Parkway, Suite 335
                                       Kansas City, MO 64114
                                       FAX: (816) 221-0303

         (b)       If to Buyer:        Applebee's International, Inc.
                                       4551 West 107th Street
                                       Overland Park, KS  66207
                                       Attention:  General Counsel
                                       FAX:  (913) 341-1696

         With a copy to:               James M. Ash, Esq.
                                       Blackwell Sanders Peper Martin LLP
                                       4801 Main Street, Suite 1000
                                       Kansas City, MO  64112
                                       FAX:  (816) 983-8080

or to such other address as Buyer or Seller shall have last designated by notice to the other party.

    Section 10.2 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Missouri, without regard to the choice of law provisions thereof.

    Section 10.3 Binding on Successors; Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives. Seller may not assign all or any part of its interest in this Agreement. Buyer may assign this Agreement and any or all of its rights or obligations hereunder to any entity that controls, is controlled by, or is under common control with Buyer. Buyer may assign its rights under Section 5.19 of this Agreement to any party that purchases or acquires the right to operate the Restaurants.

    Section 10.4   Payment of Costs.

         (a)  Seller Costs. Seller shall pay:

              (1) All of Seller's expenses for legal counsel, accountants, brokers and other advisors;

              (2) All costs, search fees and expenses associated with the Title Reports and the Title Policies, excluding any cost for special policy endorsements required by Buyer or its lenders;

              (3) All costs of any real estate title curative work required to remove such exceptions to title insurance coverage for the Real Property required to be removed by Buyer;

              (4) All fees, costs and expenses incurred in recording all real estate documents related to the transactions contemplated hereby;

              (5)  All  sales,   transfer  or  other  taxes   arising  from  the
         transactions contemplated hereby arising under state law;

              (6) All costs to remedy any deficiencies as described in Section 5.18;

              (7) All fees or expenses charged or passed through by Seller's lenders, including fees of counsel to any of Seller's lenders; and

              (8)  All   other  costs  and   expenses  incurred  by   Seller  in
         negotiating  this  Agreement  and   in  consummating  the  transactions
         contemplated hereby.

         (b)  Buyer Costs. Buyer shall pay:

              (1) All of its expenses for legal counsel, accountants, brokers and other advisors;

              (2) All costs to perform the Surveys and Phase I environmental and audit surveys of the Restaurants, the Additional Restaurant and Potential Sites; and

              (3) All other costs and expenses incurred by Buyer in negotiating this Agreement and in consummating the transactions contemplated hereby, including any fees or commissions payable to any party representing Buyer in connection with arranging or negotiating this Agreement and the transactions contemplated hereby.

         (c) Shared Costs. Buyer and Seller shall equally pay the following costs:

              (1) Any and all closing and escrow fees charged by the Title Company.

    Section 10.5 Closing Not to Prejudice Claim for Damages. Closing of the transactions contemplated by this Agreement shall not prejudice any claim for damages which either party may have hereunder, in law or in equity, due to a material default in observance in the due and timely performance of any of the covenants and agreements herein contained or for the breach of any warranty or representation hereunder, unless such observance, performance, warranty, or representation is specifically waived in writing by the party making such claim.

    Section 10.6 Survival of Representations, Warranties, Covenants and Undertakings. All of the representations, warranties, covenants and undertakings made by the parties hereto shall survive the execution of this Agreement and Closing.

    Section 10.7 Additional Documents. After Closing, each party agrees to furnish such additional documents as are necessary to complete the transactions contemplated hereby.

    Section 10.8 Time is of the Essence. Time is of the essence in the performance of the obligations of the parties hereunder.

    Section 10.9 Interpretation. The title of the sections of this Agreement are for convenience of reference only, and are not to be considered in construing this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa.

    Section 10.10 Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto and incorporated herein by this reference contain the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements, and understandings between the parties, including but not limited to the letter of Buyer addressed to The Ozark Apples, Inc. with respect to this transaction, dated February 28, 2005. No inducements contrary to the terms of this Agreement exist. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such term, provision or condition or any other term, provision or condition of this Agreement. This Agreement may not be modified orally and may only be amended in a writing executed by all parties hereto.

    Section 10.11 Counterparts. This Agreement may be executed in one or more counterparts which in the aggregate shall comprise one Agreement.

    Section 10.12  Termination.

         (a)  This Agreement may be terminated prior to the Closing as follows:

              (1)  At any time by the mutual consent of Seller and Buyer;

              (2) By either Seller or Buyer, at its sole election, at any time after April 25, 2005, if the Closing shall not have occurred on or prior to such date unless the failure of the Closing to occur by such date shall have been as a result of a material breach by a party hereto; provided further, however, that the right to terminate this Agreement under this Section 10.12(a)(2) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

              (3) By Buyer if any condition set forth in Section 8.4 hereof shall not have been met as of the Closing; or

              (4) By Seller if any condition set forth in Section 8.5 hereof shall not have been met as of the Closing.

         (b) In the event of the termination of this Agreement pursuant to subparagraph (3) above because Seller shall have willingly or in bad faith failed to satisfy a condition to the Closing, Buyer shall be entitled to pursue, exercise, and enforce any and all remedies, rights, powers, and privileges available to it at law or in equity.

         (c) Upon termination of this Agreement, Buyer shall be entitled to a refund of the Earnest Money paid by Buyer to Seller unless Seller terminates this Agreement for Buyer's material breach pursuant to Section 10.12(a)(2).

    Section 10.13 Public Announcements. Neither Buyer nor Seller or any of their respective representatives, agents, or affiliates, shall make any public announcement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior review of and written consent to such disclosure by the other party.

    Section 10.14 Confidentiality. Each party agrees to treat all information concerning the other furnished, or to be furnished, by or on behalf of the other (collectively, the "Information"), in accordance with the provisions of this paragraph and to take, or abstain from taking, all actions set forth herein. The Information will be used solely for the purposes of evaluating the business, Restaurants, and the Purchased Assets, and will be kept confidential by the receiving party and its officers, directors, employees, representatives, agents, and advisors; provided, that (i) any of such Information may be disclosed to officers, directors, employees, representatives, agents, and advisors of the receiving party who need to know such information for the purpose of evaluating the Restaurants, the business and the Purchased Assets, (ii) any disclosure of such information may be made to which the disclosing party consents in writing, and (iii) such information may be disclosed if required by law. If the transaction contemplated hereby is not consummated, the receiving party will return to the disclosing party all material containing or reflecting the Information.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month, and year first above written.

                                       BUYER:

                                       GOURMET SYSTEMS, INC.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       SELLER:

                                       THE OZARK APPLES, INC.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       SHAREHOLDERS:


                                       OZARK HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       Gregory R. Walton, Trustee under Voting
                                       Trust dated August 12, 2002 for benefit
                                       of Sandra G. Walton and Gregory R. Walton



                                       By: /s/ Gregory R. Walton
                                          --------------------------------------
                                       Gregory R. Walton, as Trustee



                                       By: /s/ Gregory R. Walton
                                          --------------------------------------
                                       Gregory R. Walton

                                       Sandra G. Walton, Trustee under Voting
                                       Trust dated June 29, 1992, as amended



                                       By: /s/ Sandra G. Walton
                                          --------------------------------------
                                       Sandra G. Walton, as Trustee



                                       By: /s/ Sandra G. Walton
                                          --------------------------------------
                                       Sandra G. Walton


                                       G. Reid Teaney, Trustee under the
                                       Christopher Ryan Walton Irrevocable Trust dated November 25, 1977



                                       By: /s/ G. Reid Teaney
                                          --------------------------------------
                                       G. Reid Teaney, as Trustee


                                       G. Reid Teaney, Trustee under the Megan
                                       N. (Walton) Allen Irrevocable Trust
                                       dated November 25, 1977



                                       By: /s/ G. Reid Teaney
                                          --------------------------------------
                                       G. Reid Teaney, as Trustee


                                       Gregory W. McGhee, Trustee of the Gregory
                                       W. McGhee Revocable Trust dated September
                                       16, 2002



                                       By: /s/ Gregory W. McGhee
                                          --------------------------------------
                                       Gregory W. McGhee, as Trustee



                                       By: /s/ Gregory W. McGhee
                                          --------------------------------------
                                       Gregory W. McGhee

                                       Yvonne T. McGhee, Trustee of the Yvonne
                                       T. McGhee Revocable Trust dated September
                                       16, 2002



                                       By: /s/ Yvonne T. McGhee
                                          --------------------------------------
                                       Yvonne T. McGhee, as Trustee



                                       By: /s/ Yvonne T. McGhee
                                          --------------------------------------
                                       Yvonne T. McGhee